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                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to Registration Statement No. 333-76678 on Form S-4 for Western Sierra Bancorp of our report dated January 28, 2000 on the consolidated balance sheet of Sentinel Community Bank as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ Moss Adams LLP

Stockton, California
February 26, 2002